EXHIBIT 23



                    CONSENT OF KPMG PEAT MARWICK LLP


The Board of Directors
AAR CORP.:

We consent to incorporation by reference in the Registration Statement on Form S-8 of AAR CORP. of our report dated June 28, 1996, relating to the consolidated balance sheets of AAR CORP. and subsidiaries as of May 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended May 31, 1996, which report appears in the May 31, 1996 annual report on Form 10-K of AAR CORP.



/s/ KPMG PEAT MARWICK LLP

Chicago, Illinois
April 25, 1997